BNY MELLON ETF INVESTMENT ADVISER, LLC
FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, is made this 25th of January, 2023, by and among each registrant identified on Schedule A (each, an "Acquiring Trust"), on behalf of itself and its current and future series identified on Schedule A, severally and not jointly (each, an "Acquiring Fund" and collectively, the "Acquiring Funds"), and each registrant identified on Schedule B (each, an "Acquired Trust"), on behalf of itself and its respective series identified on Schedule B, severally and not jointly (each, an "Acquired Fund" and collectively the "Acquired Funds" and together with the Acquiring Funds, the "Funds"), and shall become effective on 25th January, 2023 (the "Effective Date").

WHEREAS, each Acquired Trust and Acquiring Trust is registered with the U.S. Securities and Exchange Commission ("SEC") as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies;

WHEREAS, Rule 12d1-4 under the 1940 Act (the "Rule") permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule;

NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Funds desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule and additional terms of investment as provided in the Agreement.

1. Terms of Investment

(a) In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund's investment adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:

(i) In-kind redemptions. The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund's registration statement, as amended from time to time, the Acquired Fund may honor any redemption request partially or wholly in-kind.

(ii) Timing/advance notice of redemptions. The Acquiring Fund will use reasonable efforts to spread large redemption requests over multiple days or to provide advance notification of redemption requests to the Acquired Funds whenever practicable and consistent with the Acquiring Fund's best interests. The Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment

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to redeem and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any.

(iii) Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund.

(b) In order to assist the Acquiring Fund's investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule.

2.       Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

3.       Representations of the Acquiring Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

4.        Indemnification

(a) Each Acquiring Fund agrees to hold harmless and indemnify each Acquired Fund, including any of its principals, directors or trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or claims or actions ("Claims") asserted against the Acquired Fund, including any of their principals, directors or trustees, officers, employees and agents, to the extent such Claims result from a violation or alleged violation by such Acquiring Fund of any provision of this Agreement, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided that no Acquiring Fund shall be liable for indemnifying any Acquired Fund for any Claims resulting from violations that occur directly as a result of incomplete or inaccurate information provided by the Acquired Fund to such Acquiring Fund pursuant to terms and conditions of this Agreement.

(b) Each Acquired Fund agrees to hold harmless and indemnify an Acquiring Fund, including any of its principals, directors or trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or Claims asserted against the Acquiring Fund, including any of its directors or trustees, officers, employees or agents, to the extent such

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         Claims result from a violation or alleged violation by such Acquired Fund of any provision of this Agreement, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided that no Acquired Fund shall be liable for indemnifying any Acquiring Fund for any Claims resulting from violations that occur directly as a result of incomplete or inaccurate information provided by the Acquiring Fund to such Acquired Fund pursuant to terms and conditions of this Agreement.

(c) Any liability pursuant to the forgoing provisions shall be several and not joint. In any action involving the parties under this Agreement, the parties agree to look solely to the individual series of the Acquiring funds or Acquired Funds that are involved in the matter in controversy and not to any other series.

5. Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail or electronic mail to the address for each party specified below or to such other person as such party may designate for receipt of such notice.

If to an Acquiring Trust or an Acquiring Fund:
Erica McKenna

Vice President, Head of Mutual Fund Compliance

Voya Investment Management

7337 E. Doubletree Ranch Road, Suite 100

Scottsdale, AZ 85258

E-mail: Erica.McKenna@voya.com

With a copy to:

Gizachew Wubishet

Assistant Vice President and Counsel

Voya Investment Management

7337 E. Doubletree Ranch Road, Suite 100

Scottsdale, AZ 85258

E-mail: Gizachew.Wubishet@voya.com

If to an Acquired Trust or an Acquired Fund:

Deirdre Cunnane

BNY Mellon ETF Investment Adviser, LLC

240 Greenwich Street

New York, New York 10286

E-mail: Deirdre.Cunnane@bnymellon.com

With a copy to:

Joseph Martella

BNY Mellon ETF Investment Adviser, LLC

240 Greenwich Street

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New York, New York 10286

E-mail: joseph.martella@bnymellon.com

6. Term and Termination; Assignment; Amendment

(a) This Agreement shall be effective for the duration of the Acquired Funds' and/or the Acquiring Funds' reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 6(b).

(b) This Agreement shall continue until terminated in writing by either party upon 60 days' notice to the other party. This Agreement may be terminated with respect to one or more Acquiring Trust, Acquiring Fund, Acquired Trust or Acquired Fund, and remain effective with respect to the remaining Acquiring Trusts, Acquiring Funds, Acquired Trusts or Acquired Funds subject to this Agreement. Upon termination of this Agreement, the Acquiring Funds may not purchase additional shares of the Acquired Funds beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(c) This Agreement may not be assigned by either party without the prior written consent of the other. In the event either party assigns this Agreement to a third party as provided in this Section, such permitted third party shall be bound by the terms and conditions of this Agreement applicable to the assigning party.

(d) Other than as set forth in Section 7 below and with respect to notice information, this Agreement may be amended only by a writing that is signed by each party.

7. Additional Acquiring Funds and Acquired Funds

In the event that an Acquiring Trust or an Acquired Trust wishes to include one or more series in addition to those originally set forth on Schedules A and B, respectively, the relevant party shall so notify the other party in writing, and, if the other party agrees in writing, such series shall hereunder become an Acquiring Fund or Acquired Fund, as the case may be, and Schedule A or Schedule B, as appropriate, shall be amended accordingly.

8. Miscellaneous

(a) All representations, warranties, covenants, acknowledgements or other agreements set forth in this Agreement made by an Acquiring Fund or an Acquired Fund that is a series shall be considered to be made by the Acquiring Trust, on behalf of the Acquiring Fund, or the Acquired Trust, on behalf of the Acquired Fund, as appropriate.

(b) This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

(c) If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

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(d) This Agreement will be governed by the laws of the State of New York without regard to its choice of law principles.

(e) In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Funds that are involved in the matter in controversy and not to any other series of the Acquiring Trust.

(e) In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Funds that are involved in the matter in controversy and not to any other series of the Acquired Trust.

(f) The parties are hereby put on notice that no director/trustee, officer, employee, agent, employee or shareholder of the Funds shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and property of the applicable Funds.

(g) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations.

9. Termination of Prior Agreements.

The execution of this Agreement shall be deemed to constitute the termination as of the Effective Date of any and all prior agreements between an Acquiring Fund and an Acquired Fund that relates to the investment by any Acquiring Fund in any Acquired Fund in reliance on a participation agreement, exemptive order or other arrangement among the parties intended to permit investments beyond the statutory limits of Section 12(d)(1) of the 1940 Act (the "Prior Section 12 Agreements"). The parties hereby waive any notice provisions, conditions to termination, or matters otherwise required to terminate such Prior Section 12 Agreements as of the Effective Date.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above

Acquiring Trusts, on behalf of themselves and the Acquiring Funds listed on Schedule A, Severally and Not Jointly

_____________________

Name: Erica McKenna

Title: Vice President

BNY Mellon ETF Trust, on behalf of itself and its respective Acquired

Funds listed on Schedule B, Severally and Not Jointly

/s/ James Windels

Name: James Windels

Title: Treasurer

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SCHEDULE A

Acquiring Trusts and Acquiring Funds

Acquiring Trusts	Acquiring Funds
VOYA BALANCED PORTFOLIO, INC.	VOYA BALANCED PORTFOLIO - MASS
VOYA MUTUAL FUNDS	VOYA GLOBAL DIVERSIFIED PAYMENT FUND
VOYA EQUITY TRUST	VOYA GLOBAL MULTI-ASSET FUND
VOYA MUTUAL FUNDS	VOYA GLOBAL PERSPECTIVES FUND
VOYA INVESTORS TRUST	VOYA GLOBAL PERSPECTIVES PORTFOLIO
VOYA PARTNERS, INC.	VOYA INDEX SOLUTION 2025 PORTFOLIO
VOYA PARTNERS, INC.	VOYA INDEX SOLUTION 2030 PORTFOLIO
VOYA PARTNERS, INC.	VOYA INDEX SOLUTION 2035 PORTFOLIO
VOYA PARTNERS, INC.	VOYA INDEX SOLUTION 2040 PORTFOLIO
VOYA PARTNERS, INC.	VOYA INDEX SOLUTION 2045 PORTFOLIO
VOYA PARTNERS, INC.	VOYA INDEX SOLUTION 2050 PORTFOLIO
VOYA PARTNERS, INC.	VOYA INDEX SOLUTION 2055 PORTFOLIO
VOYA PARTNERS, INC.	VOYA INDEX SOLUTION 2060 PORTFOLIO
VOYA PARTNERS, INC.	VOYA INDEX SOLUTION 2065 PORTFOLIO
VOYA PARTNERS, INC.	VOYA INDEX SOLUTION INCOME PORTFOLIO
VOYA INVESTORS TRUST	VOYA RETIREMENT CONSERVATIVE PORTFOLIO
VOYA INVESTORS TRUST	VOYA RETIREMENT GROWTH PORTFOLIO
VOYA INVESTORS TRUST	VOYA RETIREMENT MODERATE GROWTH PORTFOLIO
VOYA INVESTORS TRUST	VOYA RETIREMENT MODERATE PORTFOLIO
VOYA PARNTERS, INC.	VOYA SOLUTION 2025 PORTFOLIO
VOYA PARNTERS, INC.	VOYA SOLUTION 2030 PORTFOLIO
VOYA PARNTERS, INC.	VOYA SOLUTION 2035 PORTFOLIO
VOYA PARNTERS, INC.	VOYA SOLUTION 2040 PORTFOLIO
VOYA PARNTERS, INC.	VOYA SOLUTION 2045 PORTFOLIO
VOYA PARNTERS, INC.	VOYA SOLUTION 2050 PORTFOLIO
VOYA PARNTERS, INC.	VOYA SOLUTION 2055 PORTFOLIO
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VOYA PARNTERS, INC.	VOYA SOLUTION 2060 PORTFOLIO
VOYA PARNTERS, INC.	VOYA SOLUTION 2065 PORTFOLIO
VOYA PARNTERS, INC.	VOYA SOLUTION AGGRESSIVE PORTFOLIO
VOYA PARNTERS, INC.	VOYA SOLUTION BALANCED PORTFOLIO
VOYA PARNTERS, INC.	VOYA SOLUTION CONSERVATIVE PORTFOLIO
VOYA PARNTERS, INC.	VOYA SOLUTION INCOME PORTFOLIO
VOYA PARNTERS, INC.	VOYA SOLUTION MODERATELY AGGRESSIVE PORTFOLIO
VOYA PARNTERS, INC.	VOYA SOLUTION MODERATELY CONSERVATIVE PORTFOLIO
VOYA STRATEGIC ALLOCATION PORTFOLIOS, INC.	VOYA STRATEGIC ALLOCATION CONSERVATIVE PORTFOLIO
VOYA STRATEGIC ALLOCATION PORTFOLIOS, INC.	VOYA STRATEGIC ALLOCATION GROWTH PORTFOLIO
VOYA STRATEGIC ALLOCATION PORTFOLIOS, INC.	VOYA STRATEGIC ALLOCATION MODERATE PORTFOLIO
VOYA SEPARATE PORTFOLIOS TRUST	VOYA TARGET IN-RETIREMENT FUND
VOYA SEPARATE PORTFOLIOS TRUST	VOYA TARGET RETIREMENT 2025 FUND
VOYA SEPARATE PORTFOLIOS TRUST	VOYA TARGET RETIREMENT 2030 FUND
VOYA SEPARATE PORTFOLIOS TRUST	VOYA TARGET RETIREMENT 2035 FUND
VOYA SEPARATE PORTFOLIOS TRUST	VOYA TARGET RETIREMENT 2040 FUND
VOYA SEPARATE PORTFOLIOS TRUST	VOYA TARGET RETIREMENT 2045 FUND
VOYA SEPARATE PORTFOLIOS TRUST	VOYA TARGET RETIREMENT 2050 FUND
VOYA SEPARATE PORTFOLIOS TRUST	VOYA TARGET RETIREMENT 2055 FUND
VOYA SEPARATE PORTFOLIOS TRUST	VOYA TARGET RETIREMENT 2060 FUND
VOYA SEPARATE PORTFOLIOS TRUST	VOYA TARGET RETIREMENT 2065 FUND
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SCHEDULE B

Acquired Trusts and Acquired Funds

Acquired Trusts	Acquired Funds
BNY Mellon ETF Trust	BNY Mellon High Yield Beta ETF

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